Exhibit 1.1

Execution Version

Ball Corporation

$1,300,000,000 2.875% Senior Notes due 2030

Underwriting Agreement

August 10, 2020

Goldman Sachs & Co. LLC

As representative of the several Underwriters
named in Schedule I hereto,

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Ball Corporation, an Indiana Corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative” or “you”; the terms “your” and “yours” having correlative meanings), an aggregate of $1,300,000,000 principal amount of its 2.875% Senior Notes due 2030 (the “Notes”) pursuant to this agreement (the “Agreement”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule II hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued pursuant to the provisions of a base indenture dated November 27, 2015 (the “Base Indenture”), among the Company, the Guarantors and Deutsche Trustee Company Limited, as trustee (the “Trustee”), as amended and supplemented by the thirteenth supplemental indenture with respect to the Notes among the Company, the Guarantors and the Trustee, to be dated August 13, 2020. The Base Indenture, as supplemented by the thirteenth supplemental indenture is referred to herein as the “Indenture.”

1.                   The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)                An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-223456) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs & Co. LLC (“Goldman Sachs”) expressly for use therein;

(c)                For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet contemplated by Section 5(a) hereof, which will be filed pursuant to Rule 433(d) under the Act, substantially in the form attached hereto as Schedule III, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IV hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs expressly for use therein;

(d)                The Company has not distributed and will not distribute, prior to the Time of Delivery, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by Goldman Sachs and included in Schedule III or IV hereto;

(e)                The documents incorporated by reference in the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement (or from the time of the filing of the Preliminary Prospectus, if later) and prior to the execution of this Agreement, except as set forth on Schedule IV hereto;

(f)                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs expressly for use therein;

(g)                Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, which loss or interference has resulted in a Material Adverse Change (as defined below); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package (exclusive of any amendments or supplements thereto after the Applicable Time), there has not been any material adverse change in the capital stock or long term debt of the Company or any of its subsidiaries, taken as a whole, or any material adverse change, or development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement);

(h)                The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Indiana, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change;

(i)                 Each of the Company’s subsidiaries is a corporation, limited liability company or partnership duly incorporated or formed, as the case may be, and validly existing and in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of its jurisdiction of organization with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and is duly qualified to conduct its business and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) as a foreign corporation, limited liability company or partnership in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change;

(j)                 The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and all of the shares of capital stock, membership or other equity interest of the Company and the Restricted Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock, partnership, membership or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such as are described in the Pricing Disclosure Package, granted pursuant to the existing credit facilities (as defined in the Pricing Prospectus and the Prospectus) or such as would not reasonably be expected to result in a Material Adverse Change;

(k)                The Company and each of the Guarantors have all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

(l)                 The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes; the Notes have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement, assuming due authentication, execution and delivery of the Notes by the Trustee, upon delivery to the Underwriters against payment therefore in accordance with the terms hereof, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and each Guarantor and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company, each Guarantor and the Trustee (assuming due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding instrument, enforceable against the Company and each Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus in all material respects;

(m)               Each Guarantor has all requisite power (corporate or otherwise) and authority to execute, deliver and perform its obligations under the Guarantees; the Guarantees to be endorsed on the Notes have been duly authorized by each Guarantor and, if and when executed and delivered by each Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Notes and Guarantees by the Trustee, upon delivery of the notes to the Underwriters against payment therefor in accordance with the terms hereof, have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Guarantees will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus in all material respects;

(n)                Other than as disclosed in the Pricing Disclosure Package and the Prospectus, the Company does not own capital stock or other equity interests of any corporation or entity which would be required by the Indenture to be a Guarantor thereunder. All of the Company’s domestic subsidiaries that guarantee any other Indebtedness (as defined in the Indenture) of the Company as of the date of the thirteenth supplemental indenture other than the Excluded Subsidiaries (as defined in the Pricing Disclosure Package and the Prospectus) are Guarantors under the Indenture; and as of the date hereof, the Excluded Subsidiaries have aggregate net sales of not more than $35 million in any twelve-month period and aggregate assets, including capitalization, of not more than $35 million;

(o)                The execution, delivery and performance of this Agreement, the Indenture and the Notes by the Company, the issuance of the Guarantees by the Guarantors, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or Bylaws or similar organizational documents of the Company or the Guarantors, (iii) impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, except for such as are described in the Pricing Disclosure Package, granted pursuant to the existing credit facilities, or (iv) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (i), (iii) and (iv), for such matters as would not result in a Material Adverse Change;

(p)                No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Securities or the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, except to the extent that such consent, approval, authorization, order registration or qualification would not have a material adverse effect on the ability of the Company or any of its subsidiaries to issue and sell the Securities or consummate the transactions contemplated by this Agreement or the Indenture;

(q)                Except as described in the Pricing Disclosure Package and to the Company’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(r)                 Neither the Company nor any of the Guarantors have sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act, the rules and regulations or the interpretations thereof by the Commission;

(s)                The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Other Indebtedness,” insofar as they purport to constitute a summary of the terms of the Securities and under the Caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(t)                 Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Guarantors, expressly contemplated by, or threatened, against the Company or any of the Guarantors or to which any of its properties are subject, that are not disclosed in the Pricing Disclosure Package or incorporated by reference therein, and would result in a Material Adverse Change or materially and adversely affect the issuance of the Securities or the consummation of the other transactions contemplated hereby;

(u)                Except as disclosed in the Pricing Disclosure Package, neither the Company nor any of the Guarantors is involved in any strike, job action or labor dispute with any group of employees that is reasonably likely to result in a Material Adverse Change and, to the knowledge of the Company and each of the Guarantors, no such action or dispute is threatened;

(v)                The Company and the Guarantors are not, and as of the Time of Delivery (as defined below) and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under the “Use of Proceeds” in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)              (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(x)                PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting are, to the knowledge of the Company, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Accounting Oversight Board;

(y)                The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and that the preparation of financial statements for external purposes is in accordance with generally accepted accounting principles (“GAAP”). Except as disclosed in the Pricing Disclosure Package, the Company’s internal control over financial reporting is effective in all material respects and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(z)                 There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(aa)              The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(bb)             Except as disclosed in or contemplated by the Pricing Disclosure Package, subsequent to the date as of which such information was given, (i) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that has resulted in a Material Adverse Change and (ii) since the date of the latest audited combined financial statements of the Company included in the Pricing Disclosure Package, there has been no (A) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than the payment of regular quarterly cash dividends), (B) issuance of securities (other than pursuant to the Company’s or such subsidiary’s employee benefit plans and agreements and the issuance of the Securities offered hereby) or (C) material increase in short-term or long-term debt of the Company and its subsidiaries, taken as a whole;

(cc)              The consolidated historical financial statements, together with the related notes thereto, set forth or incorporated by reference in the Pricing Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-3 under the Act. Such historical financial statements of the Company and its consolidated subsidiaries present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with U.S. GAAP in the case of the Company, consistently applied throughout such periods. The other financial information and data included or incorporated by reference in the Pricing Disclosure Package are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects;

(dd)              The market-related and industry data included or incorporated by reference in the Pricing Disclosure Package are based on estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects;

(ee)              Except as described in the Pricing Disclosure Package, no material relationship, direct or indirect, exists between or among the Company or any of the Guarantors on the one hand, and the directors, officers, shareholders, members, partners, customers or suppliers of the Company or any of the Guarantors on the other hand, that would be required to be described in the Pricing Disclosure Package pursuant to Item 404 of Regulation S-K of the Act, which is not so described;

(ff)                The Company and each of its significant subsidiaries has filed all Federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not, individually or in the aggregate, result in a Material Adverse Change) and has paid all taxes required to be paid by it, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP currently payable without penalty or interest, or the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Change. No tax deficiency has been determined adversely to the Company which would, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would, in either such case, result in a Material Adverse Change;

(gg)              The Company and each of its subsidiaries together maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses taken as a whole;

(hh)             Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, bylaws or other organizational documents, (ii) is in default in any material respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject to the Company’s consolidated financial condition or prospects or (iii) is in violation of any law, statute or ordinance or any rule, regulation, injunction or decree of any court or governmental agency to which their property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise, or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of (ii) or (iii), as would not, individually or in the aggregate, result in a Material Adverse Change;

(ii)                The Company and each of its subsidiaries will, on or prior to the Time of Delivery, have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Pricing Disclosure Package, except to the extent that the failure to have such Permits would not reasonably be expected to result in a Material Adverse Change. The Company and each of its subsidiaries is in compliance in all material respects with all its obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and except to the extent that any such revocation, termination or impairment would not result in a Material Adverse Change;

(jj)                Except as would not reasonably be expected to result in a Material Adverse Change, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others;

(kk)             Except as described in the Pricing Disclosure Package, there has been no storage, disposal, generation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation or order, or which would require remedial action under any applicable law, ordinance, rule, regulation or order, except for any violation or remedial action which would not be reasonably likely to result in, singularly or in the aggregate, a Material Adverse Change; except as set forth in, or specifically contemplated by, the Pricing Disclosure Package, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to result in, singularly or in the aggregate, a Material Adverse Change; and the terms “hazardous wastes,” “medical wastes,” “toxic wastes,” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

(ll)                Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or the Guarantors, any director, officer, employee or agent of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, as may be amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in the case of clauses (i), (ii), (iii) and (iv), for such matters as would not reasonably be expected to result in a Material Adverse Change;

(mm)            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to result in a Material Adverse Change;

(nn)              Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(oo)              Prior to the date hereof, neither the Company nor any of its subsidiaries has taken any action which is designed to or which has constituted or which reasonably would have been expected to cause or result in stabilization or manipulation of the price of any debt security of the Company or its subsidiaries in connection with the offering of the Securities.

2.                   Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.755% of the principal amount of the Notes plus accrued interest, if any, from August 13, 2020 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.                   Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                   (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman Sachs, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman Sachs at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman Sachs at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman Sachs for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on August 13, 2020, or such other time and date as Goldman Sachs and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)                The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location and via teleconference at 5:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                   The Company agrees with each of the Underwriters:

(a)                To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A under the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)                Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the applicable securities laws of any state as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any jurisdiction, (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject and (iv) comply with any other requirements in connection with such qualifications that the company reasonably believes to be unduly burdensome;

(d)                Prior to 10:00 a.m., New York City time, on the third New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                 During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities;

(g)                To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)                To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and to comply with the relevant provisions of the Revolving Credit Facility regarding repayment of indebtedness thereunder with the net proceeds of the sale of the Securities; and

(i)                 To assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through the facilities of DTC.

6.

(a)          (i)     The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Goldman Sachs, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)       each Underwriter represents and agrees that, without the prior consent of the Company and Goldman Sachs other than (x) one or more term sheets relating to the Securities containing customary information and conveyed to prospective purchasers of Securities, (y) ordinary course communications with prospective purchasers of Securities that (i) do not contain “issuer information” within the meaning of Rule 433, (ii) do not contain information that conflicts with information in the Registration Statement, Pricing Disclosure Package and the Prospectus and (iii) otherwise satisfy the requirements of Rule 433 or (z) a free writing prospectus conveyed to prospective purchasers in the ordinary course that is not required to be filed with the Commission pursuant to Rule 433(d) under the Securities Act, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

(iii)       any such free writing prospectus the use of which has been consented to by the Company and Goldman Sachs (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)                The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman Sachs and, if requested by Goldman Sachs, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs expressly for use therein.

7.                   The Company and the Guarantors, jointly and severally, covenant and agree with the several Underwriters to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which fees and disbursements of counsel will be approximately $15,000; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fee of the Financial Industry Regulatory Authority, Inc. in connection with any required review by it of the terms of the sale of the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of Goldman Sachs and officers of the Company and the reasonable cost of any aircraft chartered in connection with the road show; (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer; and (x) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                   The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Time of Delivery in form and substance satisfactory to you and addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(c)                Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (a draft of such opinion is attached as Annex I(a) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d)                Charles E. Baker, general counsel to the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex I(b) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(e)                (i) On the date of the Prospectus at a time prior to the execution of this Agreement, (ii) at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also (iii) at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters with respect to the Company, in each case dated the respective dates of delivery thereof, in form and substance satisfactory to you, substantially in the form attached as Annex II hereto;

(f)                 (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendments or supplements thereto after the Applicable Time) and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any material adverse change in the capital stock or long term debt of the Company or any of its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendments or supplements thereto after the Applicable Time), the effect of which, in any such case described in clause (i) or (ii), is in your good faith judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g)                On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is used by the Commission in Section 15E under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)                On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; or (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)                 The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on or prior to the third New York Business Day succeeding the date of this Agreement;

(j)                 The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such time, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

(k)                The Notes shall be eligible for clearance and settlement through DTC.

9.                   (a)     The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates who participate in the sale of the Notes, its directors and officers, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and each such affiliate who participates in the sale of the Notes, director, officer, or controlling person for any reasonable legal or other expenses incurred by such Underwriter or such affiliate who participates in the sale of the Notes, director, officer or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman Sachs expressly for use therein.

(b)                Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company, each Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman Sachs expressly for use therein; and will reimburse the Company, any Guarantor or such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure by the indemnified party to so notify the indemnifying party shall relieve it from the obligations to indemnify the indemnified party under such subsection only to the extent the indemnifying party suffers actual prejudice as a result of such failure, but shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, (i) without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein other than by its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company and the Guarantors and each director of the Company and the Guarantors and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

10.                 (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one twelfth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one twelfth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                 The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Guarantors, each officer of the Company and the Guarantors and each director or controlling person of the Company and the Guarantors, and shall survive delivery of and payment for the Securities.

12.                 If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors, jointly and severally, will reimburse the Underwriters for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                 In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you or by Goldman Sachs on behalf of you as the representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers, employees and directors of the Company, the Guarantors, any Underwriter and each person who controls the Company, any Underwriter and any affiliate of an Underwriter who participates in the sale of the Notes, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                 Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                 The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Guarantors agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                 This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.                 The Company, the Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                 Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.                 Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Ball Corporation

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President, General Counsel and Corporate Secretary

Ball Advanced Aluminum Technologies Corp.
Ball Aerospace & Technologies Corp.
Ball Asia Services Limited
Ball Beverage Can Americas Inc.
Ball BP Holding Company
Ball Container LLC
Ball Corporation
Ball Delaware Holdings, LLC
Ball Glass Containers, Inc.
Ball Global Business Services Corp.
Ball Holdings Corp.
Ball Holdings LLC
Ball Inc.
Ball International, LLC
Ball Metal Beverage Container Corp.
Ball Metal Container Corporation
Ball Packaging, LLC
Ball Pan-European Holdings, LLC
Ball Technologies Holdings Corp.
Latas de Aluminio Ball, Inc.
Rexam Beverage Can Company
USC May Verpackungen Holding Inc.

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Douglas Buffone
Name:	Douglas Buffone
Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Principal Amount of Notes to be Purchased
Underwriter
Goldman Sachs & Co. LLC	$231,026,000
BofA Securities, Inc.	$195,783,000
Citigroup Global Markets Inc.	$195,783,000
Deutsche Bank Securities Inc.	$195,783,000
BNP Paribas Securities Corp.	$46,988,000
Mizuho Securities USA LLC	$46,988,000
Morgan Stanley & Co. LLC	$46,988,000
Rabo Securities USA, Inc.	$46,988,000
SMBC Nikko Securities America, Inc.	$46,988,000
UniCredit Capital Markets LLC	$46,988,000
AmeriVet Securities, Inc.	$20,557,000
Barclays Capital Inc.	$20,557,000
Credit Agricole Securities (USA) Inc.	$20,557,000
KeyBanc Capital Markets Inc.	$20,557,000
PNC Capital Markets LLC	$20,557,000
Santander Investment Securities Inc.	$20,557,000
Scotia Capital (USA) Inc.	$20,557,000
TD Securities (USA) LLC	$20,557,000
HSBC Securities (USA) Inc.	$11,747,000
Siebert Williams Shank & Co., LLC	$11,747,000
U.S. Bancorp Investments, Inc.	$11,747,000
Total	$1,300,000,000

S-I-1

SCHEDULE II

Guarantors

Ball Advanced Aluminum Technologies Corp.

Ball Aerospace & Technologies Corp.

Ball Asia Services Limited

Ball Beverage Can Americas Inc.

Ball BP Holding Company

Ball Container LLC

Ball Corporation

Ball Delaware Holdings, LLC

Ball Glass Containers, Inc.

Ball Global Business Services Corp.

Ball Holdings Corp.

Ball Holdings LLC

Ball Inc.

Ball International, LLC

Ball Metal Beverage Container Corp.

Ball Metal Container Corporation

Ball Packaging, LLC

Ball Pan-European Holdings, LLC

Ball Technologies Holdings Corp.

Latas de Aluminio Ball, Inc.

Rexam Beverage Can Company

USC May Verpackungen Holding Inc.

S-II-1

SCHEDULE III

PRICING TERM SHEET

See attached.

S-III-1

Issuer Free Writing Prospectus filed pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement dated August 10, 2020

Registration Statement 333-223456

August 10, 2020

$1,300,000,000

Ball Corporation

2.875% Senior Notes due 2030

Pricing Supplement, dated August 10, 2020, to the Preliminary Prospectus Supplement, dated August 10, 2020 of Ball Corporation (“Ball”). This Pricing Supplement relates only to the securities described below and is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement only to the extent it is inconsistent with the information contained in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Increase in Size of Offering

The aggregate principal amount of the notes to be issued in the offering have been increased from $1,000,000,000 to $1,300,000,000. As a result, all corresponding references in the Preliminary Prospectus Supplement relating to the aggregate principal amount of the notes offered should be increased by $300,000,000.

Issuer:	Ball Corporation

Title of Securities:	2.875% Senior Notes due 2030 (the “Notes”)

Principal Amount:	$1,300,000,000

Ratings*:	Ba1 / BB+

Maturity Date:	August 15, 2030

Coupon:	2.875%

Price to Public:	100.000%

Yield to Maturity:	2.875%

Benchmark Treasury:	0.625% UST due May 15, 2030

Spread to Benchmark Treasury:	+230 basis points

Interest Payment Dates:	February 15 and August 15

Day Count Convention:	360-day year consisting of twelve 30-day months.

First Interest Payment Date:	February 15, 2021

Record Dates:	February 1 and August 1

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Optional Redemption:

Ball may redeem the Notes at any time in whole, or from time to time in part, prior to May 15, 2030 (the “Par Call Date”), at Ball’s option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes that would be due if such Notes matured on the Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 50 basis points plus any accrued and unpaid interest on the Notes to, but excluding, the date of redemption.

At any time on or after the Par Call Date, Ball may redeem all or any of the Notes at any time in whole, or from time to time in part, at Ball’s option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest on the Notes to, but excluding, the date of redemption.

Change of Control Repurchase Event:	If a Change of Control Repurchase Event occurs for the Notes, unless Ball has exercised its right to redeem the Notes within 60 days after the Change of Control, Ball will make an offer to each holder of the Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase.

Trade Date:	August 10, 2020

Settlement Date:

August 13, 2020 (T+3)

Ball expects that delivery of the Notes will be made against payment therefor on or about the third business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery should consult their own advisors.

Use of Proceeds:	Ball intends to use the net proceeds from this offering to repay certain outstanding borrowings under its revolving credit facilities and for general corporate purposes, which may include potential investments in strategic alliances and acquisitions, the repurchase or redemption of debt, including its 5.00% Senior Notes due March 2022, working capital, share repurchases, pension contributions or capital expenditures.

2

Global Coordinators and Joint Book-Running Managers:	Goldman Sachs & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc.
Joint Book-Running Managers:	BNP Paribas Securities Corp. Mizuho Securities USA LLC Morgan Stanley & Co. LLC Rabo Securities USA, Inc. SMBC Nikko Securities America, Inc. UniCredit Capital Markets LLC
Co-managers:

AmeriVet Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

KeyBanc Capital Markets Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

HSBC Securities (USA) Inc.

Siebert Williams Shank & Co., LLC

U.S. Bancorp Investments, Inc.

CUSIP/ISIN Numbers:	CUSIP: 058498 AW6 ISIN: US058498AW66
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No report of any rating agency is being incorporated by reference herein.

The issuer has filed a registration statement (including a prospectus dated March 6, 2018) and a preliminary prospectus supplement dated August 10, 2020 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC at 1-866-471-2526.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

3

SCHEDULE IV

(a)   Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)   Additional Documents Incorporated by Reference

None.

S-IV-1